UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2010

Date of Report: (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-14602	91-1206026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 1, 2010, Cyanotech Corporation (the “Company”) held its 2010 Annual Meeting of the Stockholders (the “Annual Meeting”).  The Stockholders re-elected the Board of Directors and approved the proposals listed below.  The final results for the votes regarding each item or proposal are set forth below.  The proposals are described in detail in the Company’s proxy statement filed as Appendix A to Schedule 14A with the Securities and Exchange Commission on July 23, 2010.

1.  To elect five directors among the nominees named in the proxy statement.

Name	Votes For	Votes Withheld	Broker Non-votes
Gerald R. Cysewski	1,737,506	35,010	2,894,261
Michael A. Davis	1,653,521	118,995	2,894,261
Gregg W. Robertson	1,619,983	152,533	2,894,261
David I. Rosenthal	1,724,921	47,595	2,894,261
John T. Waldron	1,646,896	125,620	2,894,261

2.  To adopt Amended and Restated Articles of Incorporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,272,360	376,589	17,828	0

3.  To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,619,057	33,906	13,814	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: September 3, 2010	/s/ Deanna L. Spooner
By: Deanna L. Spooner,
Vice President - Finance and
Administration, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release dated September 3, 2010 and headed: “Cyanotech Reports 2010 Annual Meeting Results